Exhibit 10.28

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAWS, COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Date of Issuance: March 16, 2020

WARRANT TO PURCHASE SERIES B PREFERRED STOCK OF

CELULARITY INC.

For value received, Celularity Inc., a Delaware corporation (the “Company”), hereby grants to ________________ (“Holder”), this Warrant to purchase that number of shares of the Company’s Series B Preferred Stock as set forth in Section 2(b) hereof, as may be adjusted from time to time pursuant to Section 13 hereof.

1. Definitions.

(a) “Act” shall mean the Securities Act of 1933, as amended.

(b) “Business Days” shall mean any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is required by Law to be closed.

(c) “Change of Control” shall mean a transaction or a series of related transactions involving (i) a consolidation or merger of the Company which results in the stockholders of the Company immediately prior to the transaction owning less than a majority of the equity or voting power of the surviving entity, (ii) the sale, transfer or lease of all or substantially all of the Company’s assets taken as a whole together with any assets of the Company’s subsidiaries, whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions, (iii) the grant of an exclusive license to all or substantially all of the Company’s intellectual property that is used to generate all or substantially all of the Company’s revenues, or (iv) any sale of all or substantially all of the Company’s equity or any other transaction which results in the stockholders of the Company immediately prior to the transaction owning less than a majority of the equity or voting power of the surviving entity but not including any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted (or a combination thereof).

(d) “Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company.

(e) “Initial Public Offering” means the first firm commitment underwritten public offering of securities of the Company pursuant to an effective registration statement under the Act (other than a registration statement relating either to a sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction).

(f) “Investors’ Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of March 16, 2020, by and among the Company, Holder and the other parties thereto, as amended and/or restated from time to time.

(g) “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation as of the date hereof, as amended and/or restated from time to time.

(h) “Series B Preferred Stock” shall mean the Series B Preferred Stock, par value $0.0001 per share, of the Company.

(i) “Stock Purchase Agreement” shall mean that certain Series B Preferred Stock Purchase Agreement, dated as of March 16, 2020, by and among the Company and the Investors listed on Schedule A, thereto.

(j) “Voting Agreement” means that certain Amended and Restated Voting Agreement, dated as of March 16, 2020, by and among the Company, Holder and the other parties thereto, as amended and/or restated from time to time.

(k) “Warrant” as used herein shall include this warrant (as the same may be amended from time to time) and any warrants delivered in substitution or exchange therefor as provided herein.

2. Exercise Amount and Price.

(a) The exercise price per share (the “Exercise Price”) at which this Warrant will be exercised shall be $______.

(b) This Warrant is exercisable for the purchase of ____________ shares of Series B Preferred Stock (as such number may be adjusted from time to time pursuant to Section 13 hereof).

3. Term. Subject to the terms and conditions set forth herein, the Holder may exercise this Warrant, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. (Eastern Time) on the first to occur of (a) the 60-month anniversary of the date of issuance of this Warrant written above, (b) the consummation of the Company’s Initial Public Offering, (c) the consummation of a Change of Control. The Company will give Holder not less than twenty (20) days’ advance written notice of a transaction listed in Sections 3(b) through 3(c) hereof.

4. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 3 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment in cash or by check acceptable to the Company of the Exercise Price of the shares to be purchased.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that the following representations and warranties are true and correct:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder and thereunder, and the reservation for issuance, sale and delivery of the Series B Preferred Stock and the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock issued in connection with the exercise of this Warrant (the “Conversion Shares”) has been taken. This Warrant constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Valid Issuance of Preferred and Common Stock. The Series B Preferred Stock for which the Warrant is exercisable, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant, the Investors’ Rights Agreement and the Voting Agreement and under applicable state and federal securities laws or liens or encumbrances created by or imposed by Holder. The Conversion Shares have been duly and validly reserved for issuance as of the date hereof and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Warrant, the Investors’ Rights Agreement and the Voting Agreement of the Company, each as amended and restated and currently in effect, and under applicable state and federal securities laws.

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance or exercise of this Warrant, except for (i) such federal and state securities filings as may be necessary, which filings will be timely effected after the date hereof and (ii) such other approval that has been obtained prior to the date hereof.

(e) Reliance by Holder. The Company understands that the representations, warranties, covenants and acknowledgements set forth in this Section 5 constitute a material inducement to Holder entering into this Warrant.

6. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company that the following representations and warranties are true and correct:

(a) Purchase Entirely for Own Account. This Warrant is being entered into for investment for Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Holder of this Warrant shall constitute confirmation of the representation by Holder that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Warrant.

(b) Investment Experience. Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of entering into this Warrant. Holder acknowledges that the acquisition of shares of Series B Preferred Stock pursuant to this Warrant involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold such shares for an indefinite period of time and to suffer a complete loss of its investment. Holder acknowledges that the Company has not made any representations or warranties as to whether the Exercise Price to be paid by Holder for the Series B Preferred Stock is a fair value for such shares and the Company takes no position with respect to the fairness of the Exercise Price or the future prospects and valuation of the Company. Holder is aware of the fact that the value of the Series B Preferred Stock to be purchased upon exercise of this Warrant may significantly depreciate over time and there can be no assurances that the value of such shares will increase or to what extent. In connection with making an investment decision in connection with entering into this Warrant, Holder will be relying on its own knowledge and experience and advice obtained from Holder’s legal, tax and financial advisor

(c) Accredited Investor. Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(d) Restricted Securities. Holder understands that this Warrant, as well as the Series B Preferred Stock to be purchased upon exercise hereof, are and will be characterized as “restricted securities” under the federal securities laws inasmuch as they are and will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. HOLDER UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT. Holder understands that neither this Warrant nor the shares of Series B Preferred Stock to be purchased upon exercise of this Warrant have been or will be registered under the Act and have not been and will not be registered or qualified in any state in which they are offered, and thus the Holder will not be able to resell or otherwise transfer this Warrant or the shares of Series B Preferred Stock issued upon exercise of this Warrant unless they are registered under the Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Holder has no immediate need for liquidity in connection with this investment, and does not anticipate that Holder will be required to sell this Warrant or the shares of Series B Preferred Stock issued upon exercise of this Warrant in the foreseeable future.

(e) Legends. It is understood that the certificates, if any, evidencing the shares of Series B Preferred Stock issuable upon exercise of this Warrant may bear one or all of the following legends, in addition to any other legends that may be set forth in agreements to which the Holder is a party:

(i) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(ii) Any legend required by applicable state securities laws.

(f) Reliance by Company. Holder understands that the representations, warranties, covenants and acknowledgements set forth in this Section 6 constitute a material inducement to the Company entering into this Warrant.

(g) Foreign Investors. Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with entering into this Warrant, including (i) the legal requirements within its jurisdiction for entering into this Warrant and the exercise of this Warrant,

(ii) any foreign exchange restrictions applicable to the exercise of this Warrant, (iii) any governmental or other consents that may need to be obtained, including with respect to the payment of the Exercise Price at the applicable Closing, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of this Warrant or the shares of Series B Preferred Stock issuable upon exercise hereof. The Holder’s acquisition of this Warrant and payment for the Series B Preferred Stock upon exercise of this Warrant and continued beneficial ownership of such shares will not violate any applicable securities or other laws of the Holder’s jurisdiction.

7. No Fractional Shares. No fractional share of any class or series of the Company’s capital stock shall be issued upon exercise of this Warrant.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and (a) in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or (b) in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount. The Holder shall reimburse the Company for all reasonable expenses incidental to replacement of this Warrant.

9. Rights of Stockholder. This Warrant shall not entitle its holder to any of the rights of a stockholder of the Company until this Warrant shall have been exercised and the shares of Series B Preferred Stock purchasable upon the exercise hereof shall have been issued.

10. Warrant Not Transferable. This Warrant and the rights hereunder are not transferable and/or assignable, in whole or in part, by any party without the consent of the other party. Any transferee of the Holder, if not already a party thereto, shall, promptly following such transfer or assignment, deliver the duly signed joinders to the Company’s then-effective Investors’ Rights Agreement and Voting Agreement. Any purported assignment in violation of this Warrant shall be void. Notwithstanding the foregoing, Holder may not transfer this Warrant to any person or entity that the Company, in its reasonable discretion, determines to be a competitor of the Company.

11. Notice of Certain Events. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof and if so requested by Holder, the Company shall issue a certificate signed by its Chief Financial Officer, or other similar officer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

12. Amendments; Waivers.

(a) The provisions of this Warrant may be amended (either generally or in a particular instance and either retroactively or prospectively), only by an instrument in writing signed by the Company and the holders of warrants to acquire at least a majority of the aggregate shares of capital stock then issuable upon exercise of all [Holder] Warrants (as defined in the Stock Purchase Agreement); provided, however, that any such amendment that materially and adversely affects the Holder in a manner different from the other holders of [Holder] Warrants shall require the separate consent of the Holder hereof. In addition, subject to the proviso in the preceding sentence, Holder agrees that such Holder’s rights hereunder may be waived or amended by persons or entities holding [Holder] Warrants to acquire at least a majority of the aggregate shares of capital stock issuable upon exercise of all [Holder] Warrants without obtaining any additional consents of the Holder. The foregoing shall not limit or otherwise affect Holder’s right to waive any of such Holder’s rights hereunder with respect to itself without obtaining the consent of any other holder of the Series B Warrants. Any amendment or waiver effected in accordance with this Section 12(a) shall be binding upon Holder and Holder’s successors and assigns.

(b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

13. Adjustments. The Exercise Price and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Conversion of Preferred Stock. Should prior to the expiration of this Warrant, all of the Company’s Series B Preferred Stock be, or if outstanding would be, converted into shares of the Company’s Common Stock in accordance with the Restated Certificate, then this Warrant shall immediately become exercisable for that number of shares of the Common Stock which would have been received if this Warrant had been exercised in full and the Series B Preferred Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of shares of the Series B Preferred Stock for which this Warrant was exercisable immediately prior to such conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion.

(b) Reclassification, etc. If, at any time on or after the date hereof and while this Warrant remains outstanding and unexpired, the Company shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13; provided, however, that the aggregate Exercise Price shall remain the same.

(c) Split, Subdivision or Combination of Shares. If at any time on or after the date hereof and while this Warrant remains outstanding and unexpired, the Company shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon an adjustment in the Exercise Price pursuant to this Section 13(c), the number of shares subject to this Warrant (which were the subject of such split, subdivision or combination) shall be adjusted accordingly such that the aggregate Exercise Price payable for the purchase of such shares shall remain the same as before such split, subdivision or combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If at any time on or after the date hereof and while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or on or after the record date fixed for the determination of eligible stockholders shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend or other distribution in respect of the Series B Preferred Stock, then, and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13, and, from and after the date of such distribution, the Company shall hold and set aside (or cause to be held and set aside in a commercially reasonable manner) an amount of such property equal to Holder’s pro rata portion thereof for distribution to Holder pursuant hereto.

14. Reservation of Capital Stock. The Company hereby covenants that at all times following the date hereof there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Series B Preferred Stock as are from time to time issuable upon exercise of this Warrant and such number of the shares of Common Stock as are from time to time issuable upon conversion of the shares of Series B Preferred Stock which are subject to this Warrant.

15. Miscellaneous.

(a) Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of each party hereto contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Holder or the Company, as applicable.

(b) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(c) Governing Law. This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state or federal courts located within the City of Wilmington in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

(d) Waiver of Right to Jury Trial. EACH OF HOLDER AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

(e) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party; (ii) when sent by email or facsimile if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by email or facsimile other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (iii) seven business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party; or (iv) the next business day after deposit with an international overnight delivery service, postage prepaid, addressed to the parties with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by email or facsimile shall promptly confirm by telephone between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day to the person to whom such communication was addressed each communication made by it by email or facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. All communications shall be sent to the address, email address or facsimile number of a party appearing in its signature block hereto or at such address, email address or facsimile number as such party may designate by ten (10) days advance written notice to the other parties hereto.

(f) Specific Performance. Each party hereto acknowledges and agrees that any breach of this Warrant would result in substantial harm to the other party hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance).

(g) Counterparts. This Warrant may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the Date of Issuance indicated above.

CELULARITY INC.
a Delaware corporation

By:
	Name:	Robert J. Hariri, M.D., Ph.D.
	Title:	Founder, CEO and President

Address:	33 Technology Drive South
Warren, New Jersey 07059

ACKNOWLIDGED AND AGREED:

HOLDER:

By:

Name:

Title:

[Signature Page to Warrant]

NOTICE OF EXERCISE

To:	Celularity Inc.

33 Technology Drive

Warren, New Jersey 07059

The undersigned (“Holder”), pursuant to the provisions set forth in the Warrant to Purchase Series B Preferred Stock dated March 16, 2020 (the “Warrant”) hereby elects to purchase  _________________________  shares of the Series B Preferred Stock (as defined in the Warrant) pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price for such shares in full.

[Print Name]

[Date]	[Signature]